EXHIBIT 5
                                          MCLAUGHLIN & STERN, LLP
                                      260 MADISON AVENUE, 18TH FLOOR
                                         NEW YORK, NEW YORK 10016
                                              (212) 448-1100
                                            FAX: (212) 448-0066

July 31, 1997

United States Securities
& Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
                                    RE: Thermo-Mizer Environmental Corp.
Gentlemen:

         Reference is made to the Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission by Thermo-Mizer Environmental Corp (the "Company").

         We hereby advise you that we have examined originals or copies certified to our satisfaction of the Certificate of Incorporation and amendments thereto and the By-Laws of the Company, minutes of the meetings of the Board of Directors and Shareholders and such other documents and instruments, and we have made such examination of law as we have deemed appropriate as the basis for the opinions hereinafter expressed. We have also relied upon the representation by the consultant that it is qualified to have the shares subject to the Registration Statement registered pursuant to Form S-8.

         Based on the foregoing, we are of the opinion that:

                  1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

                  2. The 177,557 shares of Common Stock, which are due to be sold pursuant to the Registration Statement have been duly and validly authorized and, when issued, will be validly issued, fully paid and non-assessable.

         In addition, we hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus forming part of such Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           McLaughlin & Stern,

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